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                                                                    EXHIBIT 99.3

                                     PROXY

                         PENTAMATION ENTERPRISES, INC.

                SPECIAL MEETING OF SHAREHOLDERS - JULY [ ], 1999

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         PENTAMATION ENTERPRISES, INC.

     The undersigned hereby constitutes and appoints                     and
, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Special Meeting of Shareholders of Pentamation Enterprises, Inc.
(the "Company") to be held on July    , 1999, and at any postponement or
adjournment thereof, and to vote all of the shares of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

     BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

                  (continued and to be signed on reverse side)
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THIS PROXY WILL BE VOTED AS DIRECTED.  IF NO DIRECTIONS TO THE CONTRARY ARE
INDICATED, THE PROXY AGENTS INTEND TO VOTE FOR APPROVAL OF THE PROPOSAL.

Please mark your votes as indicated in this example [X]

PROPOSAL: To consider and vote upon a proposal to (i) approve the Agreement and Plan of Reorganization and related Agreement and Plan of Merger, dated as of May 6, 1999, among Pentamation, the principal shareholders of Pentamation, SunGard Data Systems Inc., a Delaware corporation, and PEI Acquisition, Inc., a Pennsylvania corporation and wholly-owned subsidiary of SunGard, and (ii) approve the merger of PEI Acquisition, Inc. with and into Pentamation pursuant to which Pentamation will become a wholly-owned subsidiary of SunGard and each outstanding share of Pentamation common stock will be converted into the right to receive a number of shares of SunGard common stock determined pursuant to the share exchange formulas in the Agreement and Plan of Merger; all on and subject to the terms and conditions contained in the Merger Documents.

           [_] FOR       [_] AGAINST        [_] ABSTAIN

     The undersigned hereby acknowledges receipt of the Company's Notice of the Company's Special Meeting of Shareholders and the Proxy Statement/Prospectus relating thereto.

                         DATE:___________________________, 1999
                               (Please date this Proxy)


                         ______________________________________

                         ______________________________________
                                      Signature(s)

                         It would be helpful if you signed your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.